                                AMENDMENT NO. 2


     This Amendment No. 2 (this "Amendment"), dated as of March 27, 1998, is among Centex Construction Products, Inc. (the "Borrower"), the Lenders party to the Credit Agreement (defined below) and The First National Bank of Chicago, as Agent.


                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of April 18, 1994 (as heretofore amended, the "Credit Agreement") and the other Loan Documents referred to therein; and

     WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement in order to amend certain provisions thereof;

     NOW, THEREFORE, in consideration of the premises and the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2.   Amendment. The Credit Agreement is hereby amended as follows:

          (a) Section 7.10 of the Credit Agreement is hereby amended by deleting clause (ii) contained therein and inserting in lieu thereof the following: "(ii) the Borrower may pay dividends or redeem, repurchase or otherwise acquire or retire any of its capital stock if, after giving effect to the proposed dividend, redemption, repurchase, acquisition or retirement, there exists no Default or Unmatured Default hereunder."

          (b) Section 7.11 of the Credit Agreement is hereby amended by adding a new subsection (v) as follows:

              (v) Additional unsecured Indebtedness in an aggregate amount at any time outstanding not to exceed $20,000,000.

     3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders as of the date of this Amendment that:

          (a) There exists no Default or Unmatured Default and the execution of this Amendment shall not create a Default or Unmatured Default.

          (b) The representations and warranties contained in Article VI of the Credit Agreement are true and correct as of the date of this Amendment.

     4. Legal Expenses. The Borrower agrees to reimburse the Agent for reasonable legal fees and expenses incurred by attorneys for the Agent (who may be employees of the Agent) in connection with the preparation, negotiation and consummation of this Amendment and the transactions contemplated herein.

     5. Ratification of Credit Agreement. Except as specifically provided herein, all of the terms











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and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement as amended hereby is agreed to, ratified and confirmed by the Borrower, the Agent and the Lenders in all respects.

     6.   Miscellaneous.

          (a) This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

          (b) This Agreement shall be effective as of the date first above written; provided, that, the Agent has received executed counterparts of this Amendment from the Borrower, the Agent and the Lenders.

          IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment as of the date first above written.


                                             CENTEX CONSTRUCTION PRODUCTS, INC.

                                             By:  /s/ ARTHUR R. ZUNKER
                                                  -----------------------------
                                             Title:    Senior Vice President
                                                   ----------------------------


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             individually and as Agent


                                             By:  /s/ [ILLEGIBLE]
                                                  -----------------------------
                                             Title:    Authorized Agent
                                                   ----------------------------


                                             BANK OF AMERICA TEXAS, N.A.

                                             By:  /s/ DANIEL BROWN
                                                  -----------------------------
                                             Title:    Vice President
                                                   ----------------------------


                                             TEXAS COMMERCE BANK
                                             NATIONAL ASSOCIATION

                                             By:  /s/ [ILLEGIBLE]
                                                  -----------------------------
                                             Title:    Senior Vice President
                                                   ----------------------------


                                             BANK ONE, TEXAS, N.A.

                                             By:  /s/ FRED POINT
                                                  -----------------------------
                                             Title:    Vice President
                                                   ----------------------------



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